Exhibit 10r

SCHEDULE OF INDEMNIFICATION AGREEMENTS FOR OFFICERS

In accordance with the Instructions to Item 601 of Regulation S-K, the Registrant has omitted filing the Indemnification Agreements for Officers by and between Rogers Corporation and the following officers as exhibits to this Form 10-K because they are identical to the Form of Indemnification Agreement for Officers (the “Form Agreement”) by and between Rogers Corporation and certain officers, which was filed on Form 8-K on December 14, 2004.

1.	Michael D. Bessette
2.	Michael L. Cooper
3.	Robert C. Daigle
4.	Frank J. Gillern
5.	Debra J. Granger
6.	Peter G. Kaczmarek
7.	Mario C. Kerr
8.	Richard F. Marani
9.	Ty L. McFarland
10.	Paul B. Middleton
11.	John A. Richie
12.	W. David Smith
13.	Robert M. Soffer
14.	Luc Van Eenaeme
15.	Robert D. Wachob
16.	Dennis M. Loughran
17.	Jeffrey M. Grudzien
18.	Ronald J. Pelletier